UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 7, 2024

T. Rowe Price OHA Select Private Credit Fund
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01561	88-6521578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Vanderbilt Avenue, 16 th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212)
326-1500
N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On March 7, 2024, T. Rowe Price OHA Select Private Credit Fund (the “Company”) entered into a Master Note Purchase Agreement (the “Note Purchase Agreement”) governing the issuance of $300,000,000 in aggregate principal amount of Series 2024A Senior Notes, due March 7, 2029, with a fixed interest rate of 7.77% per year (the “Notes”), to qualified institutional investors in a private placement.
Interest on the Notes will be due semiannually on January 15 and July 15 each year, beginning on January 15, 2025. The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as (i) information reporting, (ii) maintenance of the Company’s status as a BDC within the meaning of the 1940 Act, (iii) a minimum net worth of $300,000,000, and (iv) a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Note Purchase Agreement) occurs, the Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Note Purchase Agreement) occurs, the Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.
The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by reference to the copy of the Note Purchase Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is
incorporated herein by reference thereto.

Item 2.02.	Results of Operations and Financial Condition
On March 13, 2024, the Company issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1.
The information in Item 2.02 of this Current Report on Form
8-K,
including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report on Form
8-K
shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of Direct Financial Obligation
The information included under Item 1.01 above regarding the Note Purchase Agreement is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d)
 Exhibits.

10.1	Master Note Purchase Agreement, dated as of March 7, 2024, by and among T. Rowe Price OHA Select Private Credit Fund and the Purchasers party thereto

99.1	Press Release dated March 13, 2024

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, T. Rowe Price OHA Select Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T. Rowe Price OHA Select Private Credit Fund

Date: March 13, 2024	By:	/s/ Gerard Waldt
	Name:	Gerard Waldt
	Title:	Chief Financial Officer